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                                                                 EXHIBIT 10.46


                          LOAN AND SECURITY AGREEMENT


                         Dated as of February 12, 1999


                                    between


                                COMPS.COM, Inc.
                             a Delaware corporation

                                 as "Borrower",


                                      and


                      VENTURE LENDING & LEASING II, INC.,
                             a Maryland corporation

                                  as "Lender"

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                          LOAN AND SECURITY AGREEMENT


       The Borrower and Lender identified on the cover page of this document have entered or anticipate entering into one or more transactions pursuant to which Lender agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and that certain Supplement executed by Borrower and Lender and of even date herewith which incorporates this document by reference (the "Supplement"). The Supplement constitutes a supplement to and forms part of this document, and shall be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties (collectively referred to as this "Agreement").

       Accordingly, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

  1.1 DEFINITIONS. The terms defined in Article 10 and in the Supplement will have the meanings therein specified for purposes of this Agreement.

  1.2 INCONSISTENCY. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement shall govern.


ARTICLE 2 - THE COMMITMENT AND LOANS

  2.1 THE COMMITMENT. Subject to the terms and conditions of this Agreement, Lender agrees to make Loans to Borrower from time to time from the Closing Date and to, but not including, the Termination Date in an aggregate principal amount not exceeding the Commitment. The Commitment is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder. Each Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.

  2.2 NOTES EVIDENCING LOANS; REPAYMENT. Each Loan shall be evidenced by a separate Note payable to the order of Lender, in the total principal amount of the Loan. Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note.

  2.3  PROCEDURES FOR BORROWING.

  (a) Borrower shall give Lender, at least five (5) Business Days' prior to a proposed Borrowing Date, written notice of any request for borrowing hereunder (a "Borrowing Request"). Each Borrowing Request shall be in substantially the form of Exhibit "B" to the Supplement, shall be executed by a responsible
        -----------
executive or financial officer of Borrower, and shall state the loan type(s) and amount(s) requested, and shall be accompanied by such other information and documentation as Lender may reasonably request.

  (b) No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4, Lender shall make the Loan available to Borrower in immediately available funds, less the amount of the broker's fee described in Section (2)D. of the Supplement.

  2.4 INTEREST. Basic Interest on the outstanding principal balance of the each Loan shall accrue daily at the Designated Rate from the Borrowing Date until the Maturity Date.

  2.5 TERMINAL PAYMENT. Borrower shall pay the Terminal Payment with respect to each Loan on the Maturity Date of such Loan.

  2.6 INTEREST RATE CALCULATION. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

  2.7 DEFAULT INTEREST. Any unpaid payments of principal or interest or the Terminal Payment with respect to any Loan shall bear interest from their respective maturities, whether scheduled or accelerated, at the Designated Rate for such Loan plus five percent (5.00%) per annum, until paid in full, whether
              ----
before or after judgment (the "Default Rate"). Borrower shall pay such interest on demand.

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  2.8  INTENTIONALLY OMITTED

  2.9 LENDER'S RECORDS. Principal, Basic Interest, Terminal Payments and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest, Terminal Payments and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender's records shall be conclusive evidence thereof.

  2.10 GRANT OF SECURITY INTERESTS. To secure the timely payment and performance of all of Borrower's Obligations to Lender, Borrower hereby grants to Lender continuing security interests in all of the Collateral to the Closing Date. If upon payment in full of all Obligations in respect of the Term Loan there remain outstanding Obligations in respect of any Equipment Loans, and if no Event of Default then exists, then Lender shall release its security interests in all Collateral except Equipment and Proceeds and Records relating solely to
           ------
Equipment. If upon payment in full of all Obligations in respect of all Equipment Loans there remain outstanding Obligations in respect of the Term Loan, and if no Event of Default then exists, then Lender shall release its security interests in all Collateral comprising Equipment and Proceeds and
                                     ----------
Records relating solely to Equipment.


ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

  Borrower represents and warrants that, except as set forth in the Supplement or any schedule of exceptions executed by the parties, as of the Closing Date and each Borrowing Date:

  3.1 DUE ORGANIZATION. Borrower is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

  3.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower's powers, have been duly authorized, and are not in conflict with Borrower's articles or certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights in general, and subject to general principles of equity).

  3.3 COMPLIANCE WITH APPLICABLE LAWS. Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

  3.4 NO CONFLICT. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected except where such conflict would not reasonably be expected to have a Material Adverse Effect.

  3.5 NO LITIGATION, CLAIMS OR PROCEEDINGS. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or its property that would reasonably be expected to have a Material Adverse Effect.

  3.6 CORRECTNESS OF FINANCIAL STATEMENTS. Borrower's financial statements which have been delivered to Lender have been prepared in accordance with GAAP; and, since that date there has been no Material Adverse Change.

  3.7 NO SUBSIDIARIES. Borrower is not a majority owner of or in a control relationship with any other business entity.

  3.8 ENVIRONMENTAL MATTERS. Borrower has reviewed, or caused to be reviewed on its behalf, all Environmental Laws applicable to its business operations and materials handled therein, and as a result thereof has reasonably concluded that Borrower is in compliance with such Environmental Laws, except to the extent a failure to be in such compliance

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would not reasonably be expected to have a Material Adverse Effect on Borrower's operations, properties or financial condition.

  3.9 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

  3.10 FULL DISCLOSURE. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

  3.11 SPECIFIC REPRESENTATIONS REGARDING COLLATERAL.

  (a) TITLE. Except for the security interests created by this Agreement and Permitted Liens, (i) Borrower is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens, rights or defenses of others. There exist no prior assignments or encumbrances of record with the U.S. Patent and Trademark Office affecting any Collateral in favor of any third party other than Lender.

  (b) RIGHTS TO PAYMENT. The names of the obligors, amount owing to Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to such Rights to Payment. Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on such a Right to Payment has authority and capacity to contract and is bound as it appears to be.

  (c) LOCATION OF COLLATERAL. Borrower's chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement.

  (d) BUSINESS NAMES. Other than its full corporate name, Borrower has not conducted business using any trade names or fictitious business names except as shown on the Supplement.

  3.12 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES.

  (a) Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

  (b) To Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person.

  (c) No claim or litigation regarding any of the foregoing is pending or, to Borrower's knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, would reasonably be expected to have a Material Adverse Effect.


ARTICLE 4 - CONDITIONS PRECEDENT

  4.1 CONDITIONS TO FIRST LOAN. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section
                                                                        -------
4.2, subject to the fulfillment of the following conditions and to the receipt
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by Lender of the documents described below, duly executed and in form and substance satisfactory to Lender and its counsel:

  (a) RESOLUTIONS. A certified copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

  (b) INCUMBENCY AND SIGNATURES. A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

  (c) LEGAL OPINION. The opinion of legal counsel for Borrower as to such matters as Lender may reasonably request, including the matters covered by Sections 3.1, 3.2, 3.4 and 3.5 hereof.

  (d) ARTICLES AND BY-LAWS. Certified copies of the Articles or Certificate of Incorporation and

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By-Laws of Borrower, as amended through the Closing Date.

  (e) THIS AGREEMENT. A counterpart of this Agreement and the Supplement, with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lender.

  (f) FINANCING STATEMENTS. Filing copies (or other evidenced of filing satisfactory to Lender and its counsel) of such Uniform Commercial Code financing statements, collateral assignments and termination statements, with respect to the Collateral as Lender shall request.

  (g) PATENT AND TRADEMARK ASSIGNMENTS. If required by the Supplement, patent and trademark collateral assignments executed by Borrower.

  (h) LIEN SEARCHES. Uniform Commercial Code lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel.

  (i) GOOD STANDING CERTIFICATE. A Certificate of status or good standing of Borrower as of a date acceptable to Lender from the jurisdiction of Borrower's organization and any foreign jurisdictions where a failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

  (j) WARRANT. A warrant issued by Borrower to Lender exercisable for such number, type and class of shares of Borrower's capital stock, and for an initial exercise price as is specified in the Supplement.

  4.2 CONDITIONS TO ALL LOANS. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

  (a) NO DEFAULT. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement are true and correct in all material respects as of the Borrowing Date of such Loan.

  (b) NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since the date of the most recent financial statements submitted to Lender.

  (c) BORROWING REQUEST. Borrower shall have delivered to Lender a Borrowing Request for such Loan.

  (d) NOTE. Borrower shall have delivered an executed Note evidencing such Loan, in form and substance satisfactory to Lender.

  (e) SUPPLEMENTAL LIEN FILINGS. Borrower shall have executed and delivered such amendments or supplements to this Agreement and such financing statements as Lender may reasonably request in connection with the proposed Loan, in order to create or perfect or to maintain the perfection of Lender's Liens on the Collateral.

  (f) VCOC LIMITATION. Lender shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as: (A) a "venture capital operating company" under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (B) a "business development company" under the provisions of federal Investment Company Act of 1940, as amended; and (C) a "regulated investment company" under the provisions of the Internal Revenue Code of 1986, as amended.


ARTICLE 5 - AFFIRMATIVE COVENANTS

  During the term of this Agreement and until its performance of all obligations to Lender, Borrower will:

  5.1  NOTICE TO LENDER.  Promptly give written notice to Lender of:

  (a) Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is at the Threshold Amount or more, or where the granting of the relief requested would have a Material Adverse Effect.

  (b) Any substantial dispute which may exist between Borrower or any governmental or regulatory authority, where such dispute would reasonably be expected to have a Material Adverse Effect.

  (c) The occurrence of any Event of Default or any event which with the giving of notice, the passage of time, or both, would constitute an Event of Default.

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  (d)  Any change in the location of any of Borrower's places of business or
Collateral at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.

  (e) Any dispute or default by Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.

  (f) Any other matter which has resulted or might reasonably result in a Material Adverse Change.

  5.2 FINANCIAL STATEMENTS. Deliver to each Lender or cause to be delivered to Lender, in form and detail satisfactory to Lender the following financial information, which Borrower warrants shall be accurate and complete in all material respects:

  (a) MONTHLY FINANCIAL STATEMENTS. As soon as available but no later than thirty (30) days after the end of each month, Borrower's balance sheet as of the end of such period, and Borrower's income statement for such period and for that portion of Borrower's financial reporting year ending with such period, prepared and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower's financial condition and the results of Borrower's operations. After a Qualified Public Offering, the foregoing interim financial statements shall be delivered no later than 45 days after each fiscal quarter and for the quarter-annual fiscal period then ended.

  (b) YEAR-END FINANCIAL STATEMENTS. As soon as available but no later than one hundred twenty (120) days after and as of the end of each financial reporting year, a complete copy of Borrower's audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared and certified by an independent certified public accountant selected by Borrower and satisfactory to Lender (the "Accountant"). The Accountant's certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower's records or otherwise.

  (c) COMPLIANCE CERTIFICATES. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of Borrower substantially in the form of Exhibit "C" to the Supplement (i) setting forth in reasonable detail any calculations required to establish whether Borrower is in compliance with any financial covenants or tests set forth in the Supplement, and (ii) stating whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.

  (d) GOVERNMENT REQUIRED REPORTS; PRESS RELEASES. Promptly after sending, issuing, making available, or filing, copies of all statements released to any news media for publication, all reports, proxy statements, and financial statements that Borrower sends or makes available to its stockholders, and, not later than five (5) days after actual filing or the date such filing was first due, all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority.

  (e) OTHER INFORMATION. Such other statements, lists of property and accounts, budgets, forecasts, reports, or other information as Lender may from time to time reasonably request.

  5.3 MANAGERIAL ASSISTANCE FROM LENDER. Permit Lender, as a "venture capital operating company" to participate in, and influence the conduct of management of Borrower through the exercise of "management rights," as such terms are defined in 29 C.F.R. (S) 2510.3-101(d), and:

  (a) Permit Lender to make available to Borrower, at no cost to Borrower, "significant managerial assistance", as defined in Section 2(a)(47) of the Investment Company Act of 1940, as amended, either in the form of: (i) consulting arrangements with Lender or any of its officers, directors, employees or affiliates, (ii) Borrower's allowing Lender to provide recommendations of prospective candidates for election to Borrower's Board of Directors, or (iii) Lender, at Borrower's request, seeking the services of third-party consultants to aid Borrower with respect to its management and operations;

  (b) Permit Lender to make available consulting and advisory services to officers of Borrower regarding Borrower's equipment acquisition and financing plans, and such other matters affecting the business, financial

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condition and prospects of Borrower as Lender shall reasonably deem relevant;
and

  (c) If Lender reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower's ability to perform its obligations under this Agreement, permit Lender reasonable access to Borrower's management and/or Board of Directors and opportunity to present Lender's views with respect to such developments.

  5.4 EXISTENCE. Maintain and preserve Borrower's existence, present form of business, and all rights and privileges necessary or desirable in the normal course of its business; and keep all Borrower's property in good working order and condition, ordinary wear and tear excepted.

  5.5  INSURANCE.   Maintain and keep in force insurance with an insurance
carrier having a policyholder rating of not less than "A" and financial category rating of Class VII in "Best's Insurance Guide," unless otherwise approved by Lender and in such amounts and types as is usual in the business carried on by Borrower. Such insurance policies must be in form and substance satisfactory to Lender, and shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Lender. Borrower shall furnish to Lender such endorsements, and upon Lender's request, copies of any or all such policies.

  5.6 ACCOUNTING RECORDS. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower's business; and permit employees or agents of Lender at such reasonable times as Lender may request, at Borrower's expense, to inspect Borrower's properties, and to examine, and make copies and memoranda of Borrower's books, accounts and records.

  5.7  COMPLIANCE WITH LAWS.  Comply with all laws (including Environmental
Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower's business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.

  5.8 TAXES AND OTHER LIABILITIES. Pay all Borrower's obligations when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns.

  5.9  SPECIAL COLLATERAL COVENANTS.

  (a) MAINTENANCE OF COLLATERAL; INSPECTION. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear excepted, deal with the Collateral in all ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower's insurance policies. Maintain, or cause to be maintained, complete and accurate Records relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours, Borrower hereby authorizes Lender's officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower's officers and employees, and, in the case of any Right to Payment, with any Person which is or may be obligated thereon.

  (b) FINANCING STATEMENTS AND OTHER ACTIONS. Execute and deliver to Lender all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office) from time to time reasonably requested by Lender to maintain a first perfected security interest in the Collateral in favor of Lender; perform such other acts, and execute and deliver to Lender such additional conveyances, assignments, agreements and instruments, as Lender may at any time request in connection with the administration and enforcement of this Agreement or Lender's rights, powers and remedies hereunder.

  (c) LIENS. Not create, incur, assume or permit to exist any Lien or grant any other Person a negative pledge on any Collateral, except Permitted Liens.

  (d) DOCUMENTS OF TITLE. Not sign or authorize the signing of any financing statement or other document naming Borrower as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Lender, or those naming Lender as secured party.

  (e) DISPOSITION OF COLLATERAL. Not sell, transfer, lease or otherwise dispose of any Equipment; or dispose of any other Collateral except for fair consideration and in the ordinary course of its business.

  (f) CHANGE IN LOCATION OR NAME. Without at least 30 days' prior written notice to Lender: (a) not relocate any Collateral or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral, or its legal structure.

  (g) DECALS, MARKINGS. At the request of Lender, firmly affix a decal, stencil or other marking to designated items of Equipment, indicating thereon the security interest of Lender.

  (h) AGREEMENT WITH REAL PROPERTY OWNER/LANDLORD. Obtain and maintain such acknowledgments, consents, waivers and agreements from the owner, lienholder, mortgagee and landlord with respect to any real property on which Equipment is located as Lender may from time to time reasonably require, all in form and substance reasonably satisfactory to Lender.

  (i) CERTAIN AGREEMENTS ON RIGHTS TO PAYMENT. Other than in the ordinary course of business, not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of such a Right to Payment less than the original amount thereof.


ARTICLE 6 - NEGATIVE COVENANTS

  During the term of this Agreement and until the performance of all obligations to Lender, Borrower will not (without Lender's prior written consent):

  6.1  INDEBTEDNESS.   Be indebted for borrowed money, the deferred purchase
price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

  (a) Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit; unsecured indebtedness for money borrowed for working capital or general corporate purposes from a commercial bank or institutional lender up to $500,000.00 in aggregate principal amount outstanding at any time; and other indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;
      -----------

  (b) Indebtedness not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in aggregate principal amount outstanding at any time secured by purchase money security interests;

  (c) Indebtedness of Borrower under this Agreement or toVenture Lending & Leasing, Inc.;

  (d) Up to $750,000 of Indebtedness, singly or in the aggregate, in connection with one or more business acquisitions permitted hereunder; and

  (e)  Any Indebtedness approved by Lender prior to the Closing Date.

  6.2 LIENS. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower's property, except Permitted Liens. Borrower and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower's real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.

  6.3 DIVIDENDS. Except after a Qualified Public Offering, pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower's capital stock, except (a) dividends or other distributions solely of capital stock of Borrower, and (b) repurchases of stock from employees upon termination of employment under reverse vesting or similar repurchase plans and except for dividend rights of Summit Ventures III, L.P. under that certain Investor Rights Agreement dated as of October 14, 1994.

  6.4  CHANGES/MERGERS.   Without the prior written consent of Lender (which
consent shall not be unreasonably withheld and shall be deemed given if Lender shall have failed to notify Borrower of its withholding of consent for 30 or more days after Borrower's request therefor), liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination except for joint ventures, strategic alliances,
                             ------
licensing and similar arrangements customary in Borrower's industry for businesses in the development stage of Borrower and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender, require Borrower to transfer ownership of assets to such joint venture or other entity; prepay any subordinated debt, debt for borrowed money, or debt secured by any Permitted Lien, or enter into or modify any agreement as a result of which the terms of payment of any such debt are accelerated.

  6.5 SALES OF ASSETS. Sell, transfer, lease or otherwise dispose of any of Borrower's assets except for fair consideration and in the ordinary course of its business or obsolete or worn assets.

  6.6 LOANS/INVESTMENTS. Make or suffer to exist any loans, guaranties, advances, or investments, except:

  (a)  Accounts receivable in the ordinary course of Borrower's business;

  (b) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having One Hundred Million Dollars ($100,000,000) in capital and a rating of at least "investment grade" or "A" by Moody's or any successor rating agency;"

  (c) Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

  (d) Temporary advances to cover incidental expenses to be incurred in the ordinary course of business;

  (e) Loans to a Person or guaranties of Indebtedness of a Person not to exceed Two Hundred Fifty Thousand Dollars ($250,000) for any one Person and One Million Dollars ($1,000,000) in aggregate with respect to all Persons, outstanding at any time.

  6.7 TRANSACTIONS WITH RELATED PERSONS. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an "arms' length" dealing.

  6.8 OTHER BUSINESS. Engage in any material line of business other than the business Borrower conducts as of the Closing Date.


ARTICLE 7 - EVENTS OF DEFAULT

  7.1 EVENTS OF DEFAULT; ACCELERATION. Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loans shall be suspended. The occurrence of any of the following (each, an "Event of Default") shall terminate any obligation of Lender to make any additional Loan and shall, at the option of Lender (1) make all sums of Basic Interest and principal, all Terminal Payments, and any Obligations and other amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:

  (a) Borrower shall fail to pay any principal, interest or Terminal Payment under this Agreement, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

  (b) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

  (c) Borrower shall fail to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within sixty (60) days; or the dissolution or termination of the business of Borrower.

  (d) Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person which results in the acceleration of payment of such obligation in an amount in excess of the Threshold Amount.

  (e) Any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Lender, would have a Material Adverse Effect.

  (f) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower, including without limitation to any trust or similar entity, shall occur.

  (g) Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against Borrower which remain unsatisfied, unvacated or unstayed pending appeal for thirty (30) or more days after entry thereof.

  (h) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of forty percent (40%) or more of the outstanding shares of voting stock of Borrower.

  (i)  Borrower shall fail to perform or observe any covenant contained in
Article 6 of this Agreement.

  (j) Borrower shall fail to perform or observe any covenant contained in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and the breach of such covenant is not cured within 30 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of Borrower; provided, however that if such breach is not capable
                            --------  -------
of being cured within such 30-day period and Borrower timely notifies Lender of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower's notice but in no event more than 90 days from the initial breach; provided, further, that such additional 60-day
                                 --------  -------
opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.

  7.2 REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the Uniform Commercial Code or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

  7.3 SALE OF COLLATERAL. Upon the occurrence and during the continuance of an Event of Default, Lender may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as could reasonably be deemed commercially reasonable under the circumstances. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Lender may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Lender may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in effect,

  (1) Subject to the rights of any third parties, Lender may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its sole discretion determine;

  (2) Lender may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower in, to and under any Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and Borrower hereby releases Lender from, and agrees to hold Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Lender's gross negligence or willful misconduct; and

  (3) Upon request by Lender, Borrower will execute and deliver to Lender a power of attorney, in form and substance reasonably satisfactory to Lender for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Patent or Trademark. In the event of any such disposition pursuant to this clause 3, Borrower shall supply its know-how
                                  --------
and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Patents or Trademarks and to the distribution of said products, to Lender.

  7.4 BORROWER'S OBLIGATIONS UPON DEFAULT. Upon the request of Lender after the occurrence and during the continuance of an Event of Default, Borrower will:

  (A) Assemble and make available to Lender the Collateral at such place(s) as Lender shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

  (B) Subject to the rights of any lessor, permit Lender, by Lender's officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Lender for rent or other compensation for the use of Borrower's premises.

ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS

  8.1 COMPROMISE AND COLLECTION. Borrower and Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Borrower hereby authorizes Lender, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Lender shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Lender shall be considered commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action.

  8.2 PERFORMANCE OF BORROWER'S OBLIGATIONS. Upon the occurrence and during the continuance of an Event of Default, without having any obligation to do so, upon reasonable prior notice to Borrower, Lender may perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Lender shall determine the action to be taken and the amount necessary to discharge such obligations. Borrower shall reimburse Lender on demand for any amounts paid by Lender pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest.

  8.3 POWER OF ATTORNEY. For the purpose of protecting and preserving the Collateral and Lender's rights under this Agreement, Borrower hereby irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as Borrower might use; to enter Borrower's premises; to give notice of Lender's security interest in, and to collect the Collateral; and to execute and file in Borrower's name any financing statements, amendments and continuation statements necessary or desirable to perfect or continue the perfection of Lender's security interests in the Collateral. Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue of this appointment.

  8.4 AUTHORIZATION FOR LENDER TO TAKE CERTAIN ACTION. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Lender or any of its directors, officers, employees, agents or representatives be responsible to Borrower for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Lender may exercise this power of attorney without notice to or assent of Borrower, in the name of Borrower, or in Lender's own name, from time to time in Lender's sole discretion and at Borrower's expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Lender may:

  (A) Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

  (B) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

  (C) Use or operate Collateral or any other property of Borrower for the purpose of preserving or liquidating Collateral.

  (D) File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Lender for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

  (E) Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Lender for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Lender may apply for the appointment of a receiver or similar official to operate Borrower's business.

  (F) Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Lender's sole discretion, toward repayment of the Obligations or replacement of the Collateral.

  8.5 APPLICATION OF PROCEEDS. Any Proceeds and other monies or property received by Lender pursuant to the terms of this Agreement or any Loan Document may be applied by Lender first to the payment of expenses of collection, including without limitation reasonable attorneys' fees, and then to the payment of the Obligations in such order of application as Lender may elect.

  8.6 DEFICIENCY. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Lender, then Borrower shall be liable for any such deficiency.

  8.7 LENDER TRANSFER. Upon the transfer of all or any part of the Obligations, Lender may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Lender shall retain all rights and powers hereby given.

  8.8 LENDER'S DUTIES.

  (A) Lender shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Lender.

  (B) Lender may at any time deliver the Collateral or any part thereof to Borrower and the receipt of Borrower shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

  (C) Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender.

  8.9 TERMINATION OF SECURITY INTERESTS. Upon the payment in full of the Obligations and if Lender has no further obligations under its Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination, the Lender shall, at Borrower's expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.


ARTICLE 9 - GENERAL PROVISIONS

  9.1 NOTICES. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, to the other party's or parties' addresses shown on the Supplement. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next business day after delivery to the courier service; if by first class mail, on the third business day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission.

  9.2 BINDING EFFECT. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower's rights or obligations under any Loan Document without Lender's prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and obligations under the Loan Documents. In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, Borrower, or its business; provided that any person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms reasonably acceptable to Borrower.

  9.3 NO WAIVER. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the Maturity Date unless Lender agrees otherwise in writing.

  9.4 RIGHTS CUMULATIVE. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

  9.5 UNENFORCEABLE PROVISIONS. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

  9.6 ACCOUNTING TERMS. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

  9.7 INDEMNIFICATION; EXCULPATION. Borrower shall pay and protect, defend and indemnify Lender and Lender's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively "Agents") against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys' fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents or (ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's business; PROVIDED, HOWEVER, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower's Obligations to Lender.

  9.8 REIMBURSEMENT. Borrower shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender's rights, remedies and obligations under the Loan Documents,
(c) collecting any sum which becomes due Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

  9.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

  9.10 ENTIRE AGREEMENT. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Lender.

  9.11 GOVERNING LAW AND JURISDICTION.

  (a) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH

WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

  9.12 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

ARTICLE 10 - DEFINITIONS

  The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

"ACCOUNT DEBTOR" means the Person obligated upon an Account.

"ACCOUNTS" means (i) all rights to the payment of money now owned or hereafter acquired by Borrower, whether due or to become due and whether or not earned by performance, including but not limited to, accounts, chattel paper, instruments, and general intangibles; and (ii) for purposes of this Agreement amounts to become payable by existing subscribers to Borrower's database services with respect to subscriptions which are eligible or scheduled for renewal within ninety (90) days after any date of determination of Eligible Accounts.

"AFFILIATE" means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. "Control," "controlled by" and "under common control with" mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.

"AGREEMENT" means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.

"BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.
(S)101, et seq.), as amended.
        -- ---

"BASIC INTEREST" means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

"BORROWING DATE" means the Business Day on which the proceeds of a Loan are disbursed by Lender.

"BORROWING REQUEST" means a written request from Borrower in substantially the form of Exhibit "B" to the Supplement, requesting the funding of one or more
        -----------
Loans on a particular Borrowing Date.

"BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

"CLOSING DATE" means the date of this Agreement.

"COLLATERAL" means all Debtor's Accounts, Deposit Accounts, Equipment, Fixtures, General Intangibles, Goods, Inventory, Rights to Payment, and securities now owned or hereafter acquired, wherever located, and whether held by Debtor or any third party, and all royalties, proceeds and products thereof, including all insurance and condemnation proceeds ("Proceeds"), and all Records.

"COMMITMENT" means the obligation of Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.

"DEFAULT" means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

"DEFAULT RATE" is defined in Section 2.7.

"DEPOSIT ACCOUNTS" means all Borrower's demand, time, savings, passbook or similar accounts maintained with a financial institution or credit union.

"DESIGNATED RATE" means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

"ELIGIBLE ACCOUNT" shall mean an Account:

(A) Arising from the sale or lease of goods, or the licensing of data, or the performance of services by Borrower in the ordinary course of Borrower's business;

(B)  Against which is asserted no defense, counterclaim, discount, or setoff;

(C) That is an accurate statement of the indebtedness incurred by the Account Debtor;

(D) Owned by Borrower free and clear of all liens, rights, claims, and interests of others except security interests in favor of Lender;

(E) That does not arise from a sale or lease to or performance of services for an individual or entity employed by or having common ownership with Borrower;

F) That is not in default. An Account shall be deemed in default upon the occurrence of any of the following:

     (I) The Account is not paid or payable within a ninety (90)-day period starting from the original invoice date;

     (II) The Account Debtor suspends business, becomes insolvent, or fails to pay its debts generally as they come due; or

     (III) Any petition is filed by or against the Account Debtor under the Bankruptcy Reform Act, Title 11 of the United States Code or under any other law relating to bankruptcy, insolvency, reorganization or other relief for debtors.

(G) That is not the obligation of an Account Debtor that is the federal government, any state or political subdivision thereof, unless Borrower has complied in form and substance satisfactory to Lender with the Assignment of Claims Act(s) or any successor thereof in effect from time to time, or other applicable law(s) or regulation(s);

(H) That is not the obligation of an Account Debtor located in a foreign country, unless Lender consents in writing and the Account is insured by the Foreign Credit Insurance Association or covered by a letter of credit issued or confirmed by a bank located in the United States of America acceptable to Lender, each such insurance policy or letter of credit being in form and substance satisfactory to Lender; and

(I)  That is otherwise acceptable to Lender.

"ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

"EQUIPMENT" means all of Borrower's equipment now owned or hereafter acquired, including but not limited to machinery, machine parts, furniture, furnishings and all tangible personal property used in the business of Borrower and all such property which is or is to become fixtures on real property, and all improvements, replacements, accessions and additions thereto, wherever located, and all proceeds thereof arising from the sale, lease, rental or other use or disposition of any such property, including all rights to payment with respect to insurance or condemnation, returned premiums, or any cause of action relating to any of the foregoing.

"EVENT OF DEFAULT" means any event described in Section 7.1.

"FIXTURES" means all items of personal property of Borrower that are so related to the real property upon which they are located that an interest in them arises under real property law, and improvements, replacements, parts, accessions and additions thereto, and substitutions therefor.

"GAAP" means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

"GENERAL INTANGIBLES" means all personal property of Borrower, other than Goods, not otherwise defined as Collateral, including without limitation all interests or claims in insurance policies; literary property; trade names, trade name rights; Trademarks, Trademark rights, copyrights, Patents, and all applications therefor; licenses, permits, franchises and like privileges or rights issued by any governmental or regulatory authority; income tax refunds; customer lists; claims and causes of action (whether in contract, tort or otherwise), judgments and all guaranty claims, leasehold interests in personal property, security interests or other security held by or guaranteed to the Borrower to secure the payment by an account debtor of any of the Accounts.

"GOODS" means all money and other personal property of Borrower, other than General Intangibles, not otherwise defined as Collateral.

"INDEBTEDNESS" of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all Obligations of such Person for borrowed money; (ii) all Obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for cash on a present or deferred basis any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

"INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

"INVENTORY" means all Borrower's raw materials, advertising, packaging and shipping materials, work in process, finished goods and goods held for sale or lease or furnished under contracts of service, and all returned and repossessed goods, and all goods covered by documents of title, including warehouse receipts, bills of lading and all other documents of every type covering all or any part of the Collateral.

"LIEN" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest, covering all or any part of the property of Borrower or any other Person.

"LOAN" means any Term Loan or Equipment Loan.

"LOAN DOCUMENTS" means, individually and collectively, this Loan and Security Agreement, the Supplement, each Note, and any other security or pledge agreement(s), any Warrants issued by Borrower in connection with this Agreement, and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

"MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

"MATURITY DATE" means, with regard to a Loan, the earlier of (i) its maturity by reason of acceleration, or (ii) its stated maturity date; and is the date on which payment of all outstanding principal, accrued interest, and the Terminal Payment with respect to such Loan is due.

"NOTE" means a promissory note substantially in the form attached to the Supplement as Exhibit "A", executed by Borrower evidencing each Loan.
              -----------

"OBLIGATIONS" means all debts, obligations and liabilities of Borrower to Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys' fees and costs incurred by Lender in connection with the collection and enforcement thereof as provided for in any Loan Document.

"PATENT LICENSE" means any written agreement now or hereafter in existence granting to Borrower any right to make, use, sell or practice any invention on which a Patent is in existence.

"PATENTS" means all of the following: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and (ii) all reissues, divisions, continuations, continuations-in-part, renewals or extensions thereof.

"PATENT COLLATERAL ASSIGNMENT" means any Patent Collateral Assignment executed and delivered by Borrower in favor of Lender, as the same may be amended from time to time.

"PERMITTED LIEN" means

  (A) Involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not the Threshold Amount;

  (B) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

  (C) security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such
--------
Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and further provided,
                                                             ------- --------
that such property is not equipment with respect to which a Loan has been made hereunder.

  (D) Liens in favor of Lender or Venture Lending & Leasing, Inc.;

  (E) bankers' liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

  (F) materialmen's, mechanics', repairmen's, employees' or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

  (G) any judgment, attachment or similar Lien, unless the judgment it secures has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof;

  (H) licenses or sublicenses of Patents, Patent Licenses, Trademarks or Trademark Licenses permitted under the Trademark Collateral Assignment or the Patent Collateral Assignment; and.

  (I) Liens which have been approved by Lender in writing prior to the Closing Date.

"PERSON" means any individual or entity.

"QUALIFIED PUBLIC OFFERING" means the closing of a firmly underwritten public offering of Borrower's common stock with aggregate proceeds of not less than $10,000,000 (prior to underwriting expenses and commissions).

"RECORDS" means all Borrower's computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower's business.

"RELATED PERSON" means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

"RIGHTS TO PAYMENT" means all Borrower's accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

"TERMINAL PAYMENT" means, with respect to each Loan, an amount payable on the Maturity Date of such Loan in an amount equal to that percentage of the original principal amount of such Loan specified in the Supplement.

"TERMINATION DATE" has the meaning specified in the Supplement.

"THRESHOLD AMOUNT" has the meaning specified in the Supplement.

"TRADEMARK LICENSE" means any written agreement now or hereafter in existence granting to Borrower any right to use any Trademark.

"TRADEMARKS" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or will appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and (ii) all reissues, divisions, continuations, continuations-in-part, renewals or extensions thereof.

"TRADEMARK COLLATERAL ASSIGNMENT" means any Trademark Collateral Assignment executed and delivered by Borrower in favor of Lender, as the same may be amended from time to time.

"UCC" means the Uniform Commercial Code as enacted in the applicable jurisdiction, in effect on the Closing Date and as amended from time to time.

                                  SUPPLEMENT
                                    TO THE
                          LOAN AND SECURITY AGREEMENT
                         DATED AS OF FEBRUARY 12, 1999
                                    BETWEEN
                         COMPS.COM, INC. ("BORROWER")
                                      AND
                 VENTURE LENDING & LEASING II, INC. ("LENDER")

--------------------------------------------------------------------------------

          This is a Supplement identified in the document entitled Loan and Security Agreement dated as of February 12, 1999 between Borrower and Lender. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Section 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of that document and this Supplement, this Supplement is controlling. Execution of this Supplement by the Lender and Borrower shall constitute execution of the Loan and Security Agreement.

          In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

1)        - ADDITIONAL DEFINITIONS:
          -------------------------

          "BORROWING BASE" means, with respect to any Term Loan as of date of determination, an amount at all times equal the lesser of (a) $1,800,000 minus any Equipment Loans funded hereunder; or (b) eighty percent (80%) of Borrower's Eligible Accounts.

          "COLLATERAL COVERAGE RATIO" means, as of any date of determination, the ratio of (i) Borrower's total Obligations to Lender then outstanding, to
(ii) the sum of (a) 80% of Eligible Accounts.

          "COMMITMENT":  Lender commits to make Term Loans or Equipment Loans to
                                                ----------    ---------------
Borrower up to the aggregate, original principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000.00). Subject to the limitations set forth in this Supplement and the Loan and Security Agreement, a Loan may be advanced as an Equipment Loan, the proceeds of which shall be used to finance Borrower's acquisition or carrying of computer, research and development and general purpose office equipment; up to fifty percent (50%) of the original principal amount of Equipment Loans advanced may be used to finance software or for tenant improvements at premises leased by Borrower. A Loan may also be advanced as a Term Loan, the proceeds of which shall be used by Borrower for general working capital purposes. Except to the extent the remaining Commitment is a lesser amount, each Equipment Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount of $100,000, and each Term Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount of $100,000 or a multiple thereof.

          "DESIGNATED RATE": The Designated Rate is Eight and 75/100 percent (8.75%) per annum.

          "TERMINAL PAYMENT": Each Terminal Payment shall be an amount equal to Fifteen percent (15%) of the original principal amount of the associated Loan.

          "TERMINATION DATE": The Termination Date is the earlier of (a) the date Lender may terminate making Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Agreement, or (b) March 31, 2000.

          "THRESHOLD AMOUNT": One Hundred Thousand Dollars ($100,000.00).

2)        - ADDITIONAL TERMS AND CONDITIONS:
          ----------------------------------

     A. ISSUANCE OF WARRANT TO LENDER. As additional consideration for the making of the Loans under the Agreement, upon the making of, and as a condition to, the initial Loan, Lender shall be entitled to receive a warrant to purchase a number of shares of Class B common stock of Borrower ("Warrant Shares") with an aggregate initial exercise price of $225,000.00 and a per share exercise price that is halfway between the last ($1.8031) and the next round of equity financing. If there is no new equity financing done within the next 18 months of the date of the Loan agreement then the warrant exercise price will equal $2.70. The warrant issued under this Agreement shall be in substantially the form attached hereto as Exhibit "D"; shall be transferable by Lender, subject to
                   -----------
compliance with applicable securities laws; shall expire not earlier than seven years from the date of issue and shall include piggy-back registration rights, "net issuance" provisions, and anti-dilution protections reasonably satisfactory to Lender and its counsel.

     B. LIMITATION ON REIMBURSEMENT OF DOCUMENTATION COSTS. Notwithstanding anything to the contrary in Section 9.8 of the Loan and Security Agreement, Borrower's obligation to reimburse Lender its attorneys' fees and costs of documenting this transaction shall not exceed $2,000.00 .

     C. LIMITATION ON EQUIPMENT LOANS. Each Loan shall be in an amount not to exceed one hundred percent (100%) of the amount paid or payable by Borrower to a non-affiliated manufacturer, vendor or dealer for an item of equipment as shown on an invoice therefor (excluding any commissions and any portion of the payment which relates to the servicing of the equipment and sales taxes payable by Borrower upon acquisition, and delivery charges). Lender has the right to approve individual items of Equipment for funding.

     D. BROKER FEE. Borrower authorizes and directs Lender, and Lender agrees, to remit directly to Mr. Doug Wall on each Borrowing Date two percent (2%) of the proceeds of each Loan, as a broker's fee for the Facilities.

     E.   PREPAYMENT OF LOANS

          (A) MANDATORY PREPAYMENTS OF TERM LOAN. Borrower agrees that if the aggregate outstanding principal balance of all Term Loans then outstanding on any date exceeds the Borrowing Base on such date, then Borrower if requested by Lender will immediately prepay Term Loans in an amount equal to the excess.

          (B) MANDATORY PREPAYMENTS OF EQUIPMENT LOANS. Borrower shall be required to prepay any Equipment Loan from the net proceeds of any insurance or condemnation awards paid in respect of the items of equipment financed with the proceeds of such Loan; provided, that such prepayment shall not be required, so
                       --------
long as no Event of Default otherwise exists, (i) if Borrower uses such net proceeds to purchase replacements of equipment lost through casualty or condemnation and such replacement equipment is subject to no Liens other than Lender's, or (ii) with respect to losses of equipment which in aggregate during any consecutive twelve-month period has a fair market value or book value, whichever is more, of $75,000 or less.

          (C) PREPAYMENTS GENERALLY. No Loan may be voluntarily prepaid except as provided in this subsection (c). Borrower may prepay any Loan, in whole or in part in minimum payments of $50,000 at any time after the first anniversary of the Borrowing Date for such Loan; provided that any prepayment, whether
                                     --------
voluntary or involuntary as a result of acceleration or otherwise, must be accompanied by payment of: (i) a premium equal to 2.00% of the amount of principal so prepaid if such prepayment is made during the 12-month period between the first and second anniversaries, or a 1.00% premium if such prepayment is made during the 12-month period between the second and third anniversaries (there being no premium or penalty payable after the third anniversary of the Borrowing Date of such Loan); (ii) accrued Basic Interest to the date of such prepayment; and (iii) all the Terminal Payment on the Loan so prepaid (or a ratable portion of such Terminal Payment, if less than all of the

Loan is prepaid). Unless otherwise agreed by Lender, any partial prepayment of a Loan shall be applied in inverse order of maturity to the most remote principal installment then unpaid on such Loan. No premium or penalty shall be required in the case of a prepayment of all Loans following Lender's refusal to fund any portion of the Commitment pursuant to Section 4.2(b) or Section 4.2(f).

     F.  COMMITMENT FEE.  In consideration of Lender's commitments hereunder,
         --------------
Borrower shall pay Lender a fee (the "Commitment Fee") in the amount of $12,000. Lender acknowledges prior receipt of the Commitment Fee.

     G.  REDUCTION OF WARRANT AND FEE   If Lender has not made Loans in the
         ----------------------------
aggregate principal amount equal to the aggregate Commitment by March 31, 2000, solely as a result of either the limitation on Lender under Section 4.2(b) or Lender's determination that the condition precedent in Section 4.2(f) has not been satisfied, then the maximum number of shares issuable under the Warrant shall be reduced proportionately based on the ratio of the aggregate principal amount of Loans actually funded over the aggregate Commitment; and Lender shall refund to Borrower a proportionate amount of the Commitment Fee.

     H. Fundings above $800,000 from this facility will be subject to Borrower's raising an additional $2,000,000 of equity financing from a venture capital firm acceptable to Lender or sign a Letter of Intent to do an IPO or a Mezzanine financing with Venture Capitalist or an Investment Banker acceptable to Lender.


3)       - ADDITIONAL REPRESENTATIONS:
         -----------------------------

         Borrower represents and warrants that as of the Closing Date:

         Its chief executive office is located at:     9888 Carroll Center Rd.
                                                       San Diego, CA  92126-4580
         Its Inventory is located at:  same
         Its Equipment is located at:  same
         Its Records are located at:   same

         In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations:

         Other than its full corporate name, Debtor has conducted business using the following trade names or fictitious business names:
         Comps Infosystems, Inc.


4)       - ADDITIONAL LOAN DOCUMENTS:
         ----------------------------

         Form of Note                                  Exhibit "A"
         Form of Borrowing Request                     Exhibit "B"
         Form of Compliance Certificate                Exhibit "C"
         Patent Collateral Assignment                  Exhibit "D"
         Trademark Collateral Assignment               Exhibit "E"
         Form of Warrant                               Exhibit "F"

     IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

                      BORROWER:                             LENDER:

                      COMPS.COM, INC.                       VENTURE LENDING & LEASING II INC.

                      By: /s/ C A CRANE                     By:  /s/ SALVADOR O. GUTIERREZ
                         -------------------------             -----------------------------
                      Name:   C A Crane                     Name: Salvador O. Gutierrez
                           -----------------------               ---------------------------
                      Title:  President and CEO             Title: President
                            ----------------------                --------------------------

Address for Notices:  Attn:  Chief Financial Officer        Attn: Chief Financial Officer
                             9888 Carroll Center Rd.              2010 North First Street, Suite 310
                             San Diego, CA  92126-4580            San Jose, CA, 95131
                      Fax #  (619) 684-3292                 Fax # (408)436-8625

                                  EXHIBIT "A"
                                  -----------


                                                                [Note No. X-XXX]

                            FORM OF PROMISSORY NOTE


 $____________________,                            _____________________, 199___
                                                            San Jose, California


     The undersigned ("Borrower") promises to pay to the order of VENTURE LENDING & LEASING II, INC., a Maryland corporation ("Lender") at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of _____________________________________ Dollars
($__________), with Basic Interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum of ____________ percent (___%), and with a Terminal Payment in the sum of __________[15% of face
                                                                    ------------
amount]__________ Dollars ($__________) payable on the Maturity Date.
-------

     This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan Agreement dated as of February __, 1999, between Borrower and Lender. Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

     Principal of and interest on this Note shall be payable as follows: (Actual Notes will be for either a Term Loan or an Equipment Loan)

TERM LOANS

     On the Borrowing Date, Borrower shall pay (i) Basic Interest, in advance, on the outstanding principal balance of this Note at the Designated Rate for the period from the Borrowing Date through ___[THE LAST DAY OF THE SAME MONTH]___;
                                          --------------------------------
(ii) a first (1st) amortization installment of principal and Basic Interest in the amount of $_________________, in advance for the month of [ first full month
                                                               -----------------
after Borrowing Date  ]; and (iii) a 36th amortization installment of principal
----------------------               ----
and Basic Interest in the amount of $_________________ in advance for the month of [36th full month after the Borrowing Date].
    ----------------------------------------

     Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each consecutive month thereafter, principal and Basic Interest shall be payable, in advance, in thirty-three (33)
                                                              -----------------
equal consecutive installments of ________________________________________
Dollars ($__________) each, with a 34th installment equal to the entire unpaid
                                   ----
principal balance and accrued Basic Interest on _______________, 20__. The Terminal Payment amount shall be payable on [first day of 36th full month after
                                             ----------------------------------
Borrowing Date].
--------------

EQUIPMENT LOANS

     On the Borrowing Date, Borrower shall pay (i) Basic Interest, in advance, on the outstanding principal balance of this Note at the Designated Rate for the period from the Borrowing Date through ___[THE LAST DAY OF THE SAME MONTH]___;
                                          --------------------------------
(ii) a first (1st) amortization installment of principal and Basic Interest in the amount of $_________________, in advance for the month of [ first full month
                                                               -----------------
after Borrowing Date  ]; and (iii) a 48th amortization installment of principal
----------------------               ----
and Basic Interest in the amount of $_________________ in advance for the month of [48th full month after the Borrowing Date].
    ----------------------------------------

     Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each consecutive month thereafter, principal and Basic Interest shall be payable, in advance, in forty-five (45)
                                                              ---------------
equal consecutive installments of ________________________________________
Dollars ($__________) each, with a 46th installment equal to the entire unpaid
                                   ----
principal balance and accrued Basic Interest on _______________, 20__. The Terminal Payment amount shall be payable on [first day of 48th full month after
                                             ----------------------------------
Borrowing Date].
--------------

     Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrower shall pay such interest on demand.

     Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

     This Note shall be governed by, and construed in accordance with, the laws of the State of California.

                                            COMPS.COM, INC.


                                            By:________________________________

                                            Name: _____________________________

                                            Its:_______________________________

                                   EXHIBIT B

                               BORROWING REQUEST

                                                          ________________, ____


Venture Lending & Leasing II, Inc.
2010 North First Street, Suite 310
San Jose, CA  95131

        Re: COMPS.COM, INC.

Gentlemen:

          Reference is made to the Loan and Security Agreement dated as of February 12, 1999 (as the same have been and may be amended from time to time, the "Loan Agreement", the capitalized terms used herein as defined therein), between Venture Lending & Leasing II, Inc. on one hand and COMPS.COM, INC. (the "Company") on the other.

          The undersigned is an Officer of the Company, authorized to borrow under The Loan Agreement, and hereby requests Loan under the Loan Agreement, and in that connection certifies as follows:

          1. The aggregate amount of the proposed Loan is $____________. The Business Day of the proposed Loan is _____ , 1997.

          2.  Type of Loan requested is ________________________________.

          3. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, and the representations and warranties of the Company contained in the Loan Agreement are true and correct in all material respects.

          4. No Material Adverse Change has occurred since the date of the most recent financial statements submitted to you by the Company.

          The Company agrees to notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

                                        Very Truly Yours,


                                        By:________________________________

                                        Name: _____________________________

                                        Its:_______________________________

                                   EXHIBIT C

                            COMPLIANCE CERTIFICATE


Venture Lending & Leasing II, Inc.
2010 North First Street, Suite 310
San Jose, CA  95131

       Re: COMPS.COM, INC.

Gentlemen:

  Reference is made to the two Loan and Security Agreement dated as of February 12, 1999 (as the same have been and may be amended from time to time, the "Loan Agreement", the capitalized terms used herein as defined therein), between Venture Lending & Leasing II, Inc. on one hand and COMPS.COM, INC. (the "Company") on the other.

The undersigned authorized representative of the Company hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in complete compliance for the period ending ___________ with all required conditions and terms except as noted below. Attached herewith are the required documents supporting the above certification. The representative further certifies that these are prepared in accordance with Generally Accepted Accounting Principles and are consistent from one period to the next except as explained below.

         Indicate compliance status by circling Yes/No under "Complies"

REPORTING REQUIREMENT               REQUIRED                                  COMPLIES
---------------------               --------                                  --------
Interim Financial Statements        Monthly within 45 days                      YES / NO
Audited Financial Statements        FYE within 120 days                         YES / NO


FINANCIAL COVENANTS                 REQUIRED                                  COMPLIES
-------------------                 --------                                  --------
Collateral Coverage                 80% of Eligible Accounts Receivable         YES / NO


REQUIRED EXPLANATIONS:
---------------------

________________________________________________________________________________

________________________________________________________________________________


                                           Very Truly Yours,

                                           By: ______________________________

                                           Name: ____________________________

                                           Its:______________________________

                                   EXHIBIT D
            See Exhibit 10.47 to Registration Statement on Form S-1

                                   EXHIBIT E
            See Exhibit 10.48 to Registration Statement on Form S-1

                                   EXHIBIT F
            See Exhibit 10.49 to Registration Statement on Form S-1